UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801 (Zip Code)
(Address of principal executive offices)

(225) 248-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of May 1, 2020, Business First Bancshares, Inc. (“Business First”), a Louisiana corporation and the parent holding company of b1Bank, completed its previously announced acquisition of Pedestal Bancshares, Inc. (“Pedestal”), a Louisiana corporation and the parent holding company of Pedestal Bank.

The acquisition was completed pursuant to the previously announced Agreement and Plan of Reorganization (the “Merger Agreement”), dated January 22, 2020, by and between Business First and Pedestal. In accordance with the terms of the Merger Agreement, at the effective time, Pedestal was merged with and into Business First, with Business First surviving the merger. Immediately following the holding company merger, Pedestal Bank was merged with and into b1Bank, with b1Bank as the surviving bank.

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of Pedestal common stock was converted into the right to receive 1.745 shares of Business First’s common stock. In addition, prior to the closing of the merger, Pedestal made a one-time distribution of $5.00 per share to its shareholders out of Pedestal’s accumulated adjustment account.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Business First’s Current Report on Form 8-K filed on January 24, 2020, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provided that the board of directors of Business First (the “Board”) following the consummation of the Merger would be fixed at fourteen (14) directors and be comprised of ten of the then current directors of Business First to be designated by Business First and four current directors of Pedestal to be designated by Business First and Pedestal jointly. The Business First designees are Bob Greer, Jude Melville, Patrick Mockler, David Montgomery, Rolfe McCollister, Art Price, Andrew McLindon, Kenny Smith, John Graves and Steve White. The Pedestal designees are Mark Folse, JJ Buquet, Ricky Day and Vernon Johnson, each of which was appointed to the Board following as of the effective time of the merger. In connection therewith, each of Everett Stewart, David Laxton, Jack Byrd, Jerome Vascocu, Benny Alford, Bobby Yarborough and Dr. Fayez Shamieh resigned from and ceased serving as directors on the Board and any and all committees thereof as of the effective time of the merger.

In addition, Mark Folse, Pedestal’s President and Chief Executive Officer, was appointed as the Executive Vice President of b1Bank.

Item 8.01	Other Events.

On May 1, 2019, Business First issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its acquisition of Pedestal.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required pursuant to this Item 9.01(a) in relation to the merger will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to this Item 9.01(b) in relation to the merger will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(d) Exhibits

99.1     Press Release of Business First Bancshares, dated May 1, 2020, announcing the completion of its acquisition of Pedestal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
Name:	David R. Melville, III
Title:	President and Chief Executive Officer

Date: May 1, 2020